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                          Independent Auditors' Consent




To the Shareholders and Board of Trustees of the Narragansett Insured Tax-Free Income Fund:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated July 18, 2001, on the statement of assets and liabilities for the Narragansett Insured Tax-Free Income Fund (the "Fund") as of June 30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Independent Auditors" and "Financial Highlights" in the Prospectus and "Financial Statements" and "Transfer agent, Custodian and Auditors" in the Statement of Additional Information.




                                            KPMG LLP


New York, New York
October 8, 2001